UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2011 (August 31, 2011)

Bluesphere Corporation

(Exact name of Registrant as specified in its Charter)

Nevada	333-147716	98-0550257
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 Asuta St., P.O.B 857, Even Yehuda, Israel 40500

(Address of Principal Executive Offices)            (Zip Code)
Registrant's telephone number, including area code: 972-9-8917438
Not Applicable
(Former Name or Former Address, if Changed since Last Report)
Copy to:
Sunny J. Barkats, Esq.,
At JSBarkats, PLLC
18 East 41st St. 19thFl.
New York, NY 10017
www.JSBarkats.com
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2011, Bluesphere Corp ("Registrant" or “the Company”) Board of Directors  agreed to the terms of a mutual termination of employment Mr.  Shmuel Keshet Specifically, the directors focused on the lack of activity and participation in the affairs and business of the Company on the part of Mr. Keshet. The directors failed to find a suitable role for Mr. Keshet to play or means of contributing to the Company and, consequently agreed that it was in the best interest of the Company to terminate Mr. Keshet’s employment with the Company, effective immediately. Under the terms of Mr. Keshet’s employment with Registrant Mr. Keshet is entitled to his option under a specific acceleration clause and the issuance of additional shares of Company’s common stock as compensation. Mr. Keshet’s affiliation with Registrant or any of its subsidiaries is hence terminated as of August 31, 2011, all the termination terms are described in the attached Exhibit 99.1 Termination of Employment Agreement.

Item 9.01 Financial Statements and Exhibits

Exhibits

99.1           Termination of Employment Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Bluesphere Corporation

Dated: September 7, 2011	by:
Shlomo Palas CEO